Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-293165) of ProCap Financial, Inc., of our report dated February 18, 2026 with respect to the audited consolidated financial statements of ProCap Financial, Inc. and its subsidiaries for the period from June 17, 2025 (inception) through December 31, 2025, appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 18, 2026